Exhibit 99.1

ACNIELSEN eRATINGS.COM AND NETRATINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Statement Regarding Unaudited Pro Forma Condensed Combined Financial Statements	2
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2002	3
Unaudited Pro Forma Condensed Combined Statement of Operations for the Quarter Ended March 31, 2002	4
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2001	5
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) and with Article 11 of the Securities and Exchange Commission Regulation S-X to illustrate the effects of the acquisition of eRatings by NetRatings on the historical financial position and results of operations of the combined entity.

The unaudited pro forma condensed combined financial statements have been derived from, and should be read in conjunction with the accompanying notes thereto, with NetRatings’ historical consolidated financial statements and related notes thereto, as included in NetRatings’ Annual Report on Form 10-K filed with the SEC on April 1, 2002 and with eRatings’ historical financial statements and related notes thereto, included in this 8-K. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred if the acquisitions had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this 8-K.

The unaudited pro forma condensed combined balance sheet as of March 31, 2002 gives effect to the acquisition of eRatings by NetRatings as if the acquisition had occurred on March 31, 2002. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001 is presented to give effect to the acquisition of eRatings by NetRatings, as if it had been consummated on January 1, 2001.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2002 is presented to give effect to the acquisition of eRatings by NetRatings as if it had been consummated on January 1, 2002.

The allocation of the eRatings purchase price is preliminary and does not reflect the fair value adjustments to their assets and liabilities, since those amounts have not been finalized and have been estimated at this time. The fair value of the eRatings’ assets and liabilities will be determined as of the date of the acquisition through independent appraisal.

NETRATINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2002

	Historical		Pro Forma Adjustments		Pro Forma Combined
	NetRatings	eRatings
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$104,250	$4,207	$—		$108,457
Marketable securities	192,768		—		192,768
Receivables:
Trade, net	3,728	2,766	(375	)(1)	6,119
Due from related parties	3,413	1,021	(3,300	)(1)	1,134
Prepaid expenses and other current assets	1,426	660	(537	)(1)	1,549

Total current assets	305,585	8,654	(4,212)		310,027

Property and equipment, net of accumulated depreciation	1,589	1,979	—		3,568
Intangibles acquired			10,856	(2)	10,856
Deferred Acquisition costs	2,217	—	(1,500	)(2)	717
Other assets	5,671	3,023	—		8,694

Total assets	$315,062	$13,656	$5,144		$333,862

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,444	$221	$—		$3,665
Accrued liabilities	5,409	4,521			9,930
Due to related parties	9,107	3,159	984	(1)	13,250
Deferred Revenue	7,389	1,227	(912	)(1)	7,704
Restructuring Liability	4,804				4,804

Total current liabilities	30,153	9,128	72		39,353
Commitments and contingencies

Stockholders’ equity:
Preferred Stock	—	1	(1	)(2)	—
Common Stock	32	2	(2	)(2)	32
Additional paid-in capital	399,213	62,178	(52,578	)(2)	408,813
Accumulated other comprehensive loss	—	461	(461	)(2)	–
Accumulated deficit	(70,105)	(58,114)	58,114	(2)	(70,105)
Treasury Stock	(20,630)				(20,630)
Deferred compensation	(23,601)	—	—		(23,601)

Total stockholders’ equity	284,909	4,528	5,072		294,509

Total liabilities and stockholders’ equity	$315,062	$13,656	$5,144		$333,862

NETRATINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Three months ended March 31, 2002

	Historical		Pro Forma Adjustments		Pro Forma Combined
	NetRatings	eRatings
	(in thousands, except per share data)

Revenue	$4,313	$1,960	$(691	)(3)	$5,582
Cost of revenue	2,672	2,924	(691	)(3)	4,905

Gross profit	1,641	(964)	—		677

Operating Expenses
Research and development	1,400	253			1,653
Sales and marketing	2,773	1,165			3,938
General and administrative	1,192	921	292	(3)	2,405
Restructuring expense	6,969				6,969
Acquisition costs	3,033				3,033
Stock-based compensation	2,320	—			2,320

Total operating expenses	17,687	2,339	292		20,318

Loss from operations	(16,046)	(3,303)	(292)		(19,641)
Loss on joint venture	(927)	(363)	717	(4)	(573)
Interest Income	2,330		—		2,330

Net Loss	$(14,643)	$(3,666)	$425		$(17,884)

Net loss per share:
Basic	$(0.45)	$(0.18)			$(0.53)

Diluted	$(0.45)	$(0.18)			$(0.53)

Shares used in the calculation of net loss per share:
Basic	32,877	19,900	(19,151	)(5)	33,626

Diluted	32,877	19,900	(19,151	)(5)	33,626

NETRATINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year ended December 31, 2001

	Historical		Pro Forma Adjustments		Pro Forma Combined
	NetRatings	eRatings
	(in thousands, except per share data)

Revenue	$23,504	$9,664	$(2,759	)(3)	$30,409
Cost of revenue	13,264	20,409	(2,759	)(3)	30,914

Gross profit	10,240	(10,745)	—		(505)

Operating Expenses
Research and development	7,353	2,074	—		9,427
Selling and marketing	14,837	8,607	—		23,444
General and administrative	5,734	7,590	1,167	(3)	14,491
Stock-based compensation	9,906	—			9,906

Total operating expenses	37,830	18,271	1,167		57,268

Loss from operations	(27,590)	(29,016)	(1,167)		(57,773)
Loss on joint venture	(5,605)	(1,686)	4,786	(4)	(2,505)
Interest Income	15,561		—		15,561

Net Loss	$(17,634)	$(30,702)	$3,619		$(44,717)

Net loss per share:
Basic	$(0.54)	$(1.54)			$(1.33)

Diluted	$(0.54)	$(1.54)			$(1.33)

Shares used in the calculation of net loss per share:
Basic	32,864	19,900	(19,151	)(5)	33,613

Diluted	32,864	19,900	(19,151	)(5)	33,613

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

A.  Basis of pro forma presentation

On May 7, 2002, NetRatings acquired ACNielsen’s 80.1% stake in ACNielsen eRatings.com or “eRatings.” ERatings is a joint venture between ACNielsen and NetRatings, through which NetRatings currently conducts most of its international operations, and of which NetRatings previously owned the remaining 19.9%. In exchange for ACNielsen’s shares of eRatings, NetRatings issued 749,000 shares of common stock to ACNielsen. NetRatings accounts for the transaction under the purchase method.

Certain amounts have been reclassified from the unaudited condensed financial statements of eRatings to conform with the presentation of NetRatings.

B.  Pro forma adjustments

1.  To eliminate intercompany balances between NetRatings and eRatings related to commissions, deferred revenues and deferred costs arising from the sale of data to customers.

2.  To record the issuance of 749,000 shares of NetRatings common stock in exchange for the outstanding shares of eRatings’ Class A Preferred Stock in connection with the acquisition of the remaining 80.1% of eRatings not previously owned by NetRatings as if the acquisition occurred on March 31, 2002. The calculation of estimated purchase price and preliminary allocation to the net assets of eRatings were determined as follows and are used for illustrative pro forma purposes only:

CALCULATION OF ESTIMATED PURCHASE PRICE:
Number of shares issued	749,000
Share price of NetRatings common stock issued	$12.81

Fair value of common stock issued	$9,600,000
Fair value of eRatings options assumed by NetRatings	3,000
Estimated acquisition costs	1,700,000
Estimated restructuring liability (included in due to related parties)	4,998,000

$16,301,000

Preliminary allocation of purchase price:
Net book value of eRatings’ pro forma net assets	$5,445,000
Goodwill	10,856,000

$16,301,000

3.  To eliminate intercompany transactions between eRatings and NetRatings during the three months ended March 31, 2002 and the year ended December 31, 2001 related to commissions, revenues and costs arising from the sale of data to customers.

4.  To eliminate NetRatings’ share of eRatings’ losses of $717,000 for the three months ended March 31, 2002 and $4,786,000 for the year ended December 31, 2001.

5.  To reflect the issuance of 749,000 shares of NetRatings common stock to eRatings Class A preferred stockholders as if the acquisition occurred at the beginning of the period and to eliminate the weighted average eRatings’ common shares outstanding owned by NetRatings.